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                                                                     EXHIBIT 4.4



CERTIFICATE                                                           NUMBER OF
  NUMBER                                                               SHARES




                       BANKERS TRUST NEW YORK CORPORATION
              Incorporated Under the Laws of the State of New York
                  7-3/4% CUMULATIVE PREFERRED STOCK, SERIES S
                         $2,500 LIQUIDATION PREFERENCE


                                                     CUSIP NO. 066 365 677
                                                               -----------------
                                                     (See Reverse for Certain
                                                     Definitions)


This Certifies that ________________________ is the owner of _______________________ (___) fully paid and nonassessable shares without par value of 7-3/4% Cumulative Preferred Stock, Series S ($2,500 Liquidation Preference), of Bankers Trust New York Corporation (the "Corporation") transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the registrar and transfer agent.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

HARRIS TRUST COMPANY OF NEW YORK        BANKERS TRUST NEW YORK CORPORATION
as Registrar and Transfer Agent


By_____________________________        By________________________________
      Authorized Signature
                                           Attest________________________
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  The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of the Series S Preferred Stock and of each class of shares authorized to be issued, and the designation, relative rights, preferences and limitations of each series of preferred stock, so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Any such request is to be addressed to the transfer agent named on the face of the certificate.

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM  - as tenants in common     UNIF GIFT MIN
                                      ACT-____ Custodian_____
                                         (Cust)         (Minor)
  TEN ENT  - as tenants by the entireties  under Uniform Gifts to
  JT TEN   - as joint tenants with right   Minors Act____________
             of survivorship and not as                (State)
             tenants in common

  Additional abbreviations may also be used though not in the above list.

            FOR VALUE RECEIVED, _________________________ hereby sell, assign and transfer unto _____________________________________________________
  Shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

            Dated _________________, _____ ___________________

            In presence of ___________________________________



                            _________________________________

                            NOTICE: The signature to the assignment must correspond with name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.